Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On November 24, 2020 (the “Closing Date”), the Company completed its acquisition of Verus Title Inc. (“Verus”), pursuant to the Stock Purchase Agreement by and among the Company, The Yurashevich Community Property Trust of 2016, a community property trust (“Yurashevich Trust”) and the Kaila Family Trust, a revocable living trust (“Kaila” and collectively with Yurashevich Trust, the “Sellers”) and Paul Yurashevich, an individual resident of North Carolina (“Yurashevich”) in his individual capacity as Sellers representative, dated as of November 4, 2020 (the “Purchase Agreement”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Acquisition.”

In connection with the closing of the Acquisition, the Company transferred to Sellers consideration of $698,615 in cash, subject to customary working capital adjustments, as well as shares of the Company’s common stock having an aggregate value of approximately $272,233, for an aggregate estimated purchase price of $970,848.

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of the Company and Verus, adjusted to give effect to the Acquisition. In May 2020, the SEC issued Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 is effective on January 1, 2021; however, voluntary early adoption is permitted. The Company has elected to early adopt the provisions of Release No. 33-10786, and the Summary Pro Forma Information is presented in accordance therewith.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Acquisition was completed on September 30, 2020. The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 and for the fiscal year ended December 31, 2019 assumes that the Acquisition was completed on January 1, 2019.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also might not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations might differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2020

	Historical Fathom	Historical Verus	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$30,993,116	$330,718	$(698,615)	A	$30,625,219
Restricted cash	—	2,016,048	—		2,016,048
Accounts receivable	1,398,123	49,358	—		1,447,481
Agent annual fees receivable, net	744,929	—	—		744,929
Prepaid and other current assets	1,031,851	20,037	—		1,051,888
Total current assets	34,168,019	2,416,161	(698,615)		35,885,565
Property and equipment, net	107,549	23,372	—		130,921
Capitalized software, net	721,786	—	—		721,786
Tradenames and trademarks	—	—	296,000	B	296,000
Goodwill	—	497,509	60,583	C	558,092
Lease right of use assets	249,075	154,165	—		403,240
Deferred tax assets	—	—	—		—
Total assets	$35,246,429	$3,091,207	$(342,032)		$37,995,604

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$4,233,501	$60,801	$100,022	D	$4,394,324
Escrow liabilities	—	2,015,801	—		2,015,801
Income tax payable	—	79,859	—		79,859
Loan payable - current portion	17,319	—	—		17,319
Notes payable - current portion	186,978	33,326	—		220,304
Lease liability - current portion	78,531	52,498	—		131,029
Total current liabilities	4,516,329	2,242,285	100,022		6,858,636
Loan payable, net of current portion	22,076	—	—		22,076
Notes payable to related parties	—	7,500			7,500
Notes payable, net of current portion	266,603	17,036	—		283,639
Lease liability, net of current portion	174,163	101,791	—		275,954
Deferred tax liabilities	—	22,490	85,840	E	108,330
Total liabilities	4,979,171	2,391,102	185,862		7,556,135

Stockholders' Equity (Deficit)
Common stock	—	11	(11)	F	—
Treasury Stock	(30,000)	—	—		(30,000)
Additional paid-in capital	36,510,545	432,885	272,233	A	36,782,778
			(432,885)	F
(Accumulated deficit) retained earnings	(6,213,287)	267,209	(100,022)	D	(6,313,309)
			(267,209)	F
Total stockholders' equity	30,267,258	700,105	(527,894)		30,439,469
Total liabilities and stockholders' equity	$35,246,429	$3,091,207	$(342,032)		$37,995,604

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended September 30, 2020

	Historical Fathom	Historical Verus	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$123,375,490	$964,609	$—		$124,340,099
Operating expenses	123,337,052	506,513	22,200	AA	124,108,823
			243,058	BB
Income from operations	38,438	458,096	(265,258)		231,276

Other expense (income), net
Interest expense (income), net	80,658	395	—		81,053
Other (income) expense, net	(10,000)	(15,785)	—		(25,785)
Other expense (income), net	70,658	(15,390)	—		55,268

(Loss) income from operations before income taxes	(32,220)	473,486	(265,258)		176,008
Income tax expense	(33,500)	(129,609)	—		(163,109)
Net (loss) income	$(65,720)	$343,877	$(265,258)		$12,899

Basic net (loss) income per common share	$(0.01)				$—
Diluted net (loss) income per common share	$(0.01)				$—
Basic common shares outstanding	10,721,917		12,662	DD	10,734,579
Diluted common shares outstanding	10,721,917		204,738	DD	10,926,655

Unaudited Pro Forma Condensed Combined Financial Statements of Operations

For the Year Ended December 31, 2019

	Historical Fathom	Historical Verus	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$109,621,943	$533,962	$—		$110,155,905
Operating expenses	113,612,531	563,314	29,600	AA	114,791,582
			486,115	BB
			100,022	CC
Loss from operations	(3,990,588)	(29,352)	(615,737)		(4,635,677)

Interest expense, net	109,709	8,395	—		118,104
Loss from operations before income taxes	(4,100,297)	(37,747)	(615,737)		(4,753,781)
Income tax benefit	8,000	8,523	—		16,523
Net loss	$(4,092,297)	$(29,224)	$(615,737)		$(4,737,258)

Basic and diluted net loss per common share	$(0.42)				$(0.48)
Basic and diluted common shares outstanding	9,804,988		12,662	DD	9,817,650

Note 1 — Basis of Presentation

On November 24, 2020, the Company completed its acquisition of Verus Title Inc. (“Verus”), pursuant to the Stock Purchase Agreement by and among the Company, The Yurashevich Community Property Trust of 2016, a community property trust (“Yurashevich Trust”) and the Kaila Family Trust, a revocable living trust (“Kaila” and collectively with Yurashevich Trust, the “Sellers”) and Paul Yurashevich, an individual resident of North Carolina (“Yurashevich”) in his individual capacity as Sellers representative, dated as of November 4, 2020 (the “Purchase Agreement”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Acquisition.”

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Acquisition occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 assumes the Acquisition occurred on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Fathom’s unaudited condensed balance sheet as of September 30, 2020 and the related notes incorporated by reference; and

•	Verus’ unaudited condensed consolidated balance sheet as of September 30, 2020 and the related notes included in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Fathom’s unaudited condensed statement of operations for the nine months ended September 30, 2020 and the related notes incorporated by reference; and

•	Verus’ unaudited condensed consolidated statement of operations for the Nine months ended September 30, 2020 and the related notes included in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	Fathom’s audited statement of operations for the year ended December 31, 2019 and the related notes incorporated by reference; and

•	Verus’ audited consolidated statement of operations for the year ended December 31, 2019 and the related notes included in this Form 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded might differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition.

The pro forma adjustments reflecting the consummation of the Acquisition are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Acquisition based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of Fathom and Verus.

Note 2 — Accounting Policies

The Company continues to perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company.

Note 3 — Estimated Preliminary Purchase Price Consideration

The table below represents the total estimated preliminary purchase price consideration:

Cash consideration	$698,615
Stock consideration (1)	272,233
Total acquisition consideration	$970,848

(1) The Company issued 12,662 shares of the Company’s common stock in connection with the Acquisition. The fair value of such shares is based on the fair value of the Company’s common stock on the Closing Date.

Note 4 — Estimated Preliminary Purchase Price Allocation

The Company has performed a preliminary valuation analysis of the fair value of Verus’ assets acquired and liabilities assumed. Using the total estimated purchase price consideration for the Acquisition, the Company has estimated the allocations to such assets and liabilities. The preliminary purchase price allocation is based on financial information of Verus as of the Closing Date which represents the best information available to management at the time of this filing. The following table summarizes the allocation of the preliminary purchase price:

Fair Value
Assets acquired
Cash	$119,202
Restricted cash	324,966
Accounts receivable	26,810
Prepaid expenses and other current assets	17,898
Property and equipment	23,372
Intangible assets	296,000
Goodwill	787,030
Lease right of use assets	154,165
Total assets acquired	1,749,443

Liabilities assumed
Accounts payable and accrued liabilities	(62,961)
Escrow liabilities	(324,966)
Income tax payable	(77,687)
Notes payable - current portion	(33,326)
Lease liability - current portion	(52,498)
Notes payable, net of current portion	(17,036)
Lease liability, net of current portion	(101,791)
Deferred tax liabilities	(108,330)
Total liabilities assumed	(778,595)
Purchase price allocated	$970,848

This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations as described in more detail in the explanatory notes below. The final allocation is expected to be completed when the Company files its report on Form 10-K for the year ended December 31, 2020, and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in allocations to intangible assets, such as trade names and customer relationships, as well as goodwill; and (2) other changes to assets and liabilities.

Note 5 — Pro Forma Adjustments

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements:

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

(A) Reflects transfer to Sellers of total merger consideration of $698,615 in cash, as well as shares of the Company’s common stock, zero par value, having an aggregate value of $272,233, for an aggregate purchase price of $970,848.

(B) Reflects the recording of identified intangible assets acquired by the Company to their estimated fair values. As part of the preliminary valuation analysis, the Company identified certain intangible assets, including tradenames and trademarks. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows. As all information required to perform a detailed valuation analysis of Verus’ intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma condensed combined financial statements, the Company used certain assumptions based on publicly available transaction data for the industry.

The following table summarizes the estimated fair values of Verus’ identifiable intangible assets and their estimated useful lives and uses a straight-line method of amortization:

	Estimated Fair Value	Estimated Life	Annual Amortization Expense
Tradenames and trademarks	$296,000	10	$29,600

These preliminary estimates of fair value and estimated useful lives might differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements.

(C) Reflects adjustment to remove Verus’ historical goodwill of $497,509 and record goodwill resulting from the Acquisition. Goodwill reflected in this adjustment is based on the fair value of assets acquired and liabilities assumed as of September 30, 2020. Due to working capital changes between September 30, 2020 through the Closing Date, estimated goodwill in the Company’s purchase price allocation increased to $787,030 (see Note 4).

(D) Represents preliminary estimated transaction costs inclusive of advisory, banking, printing, legal and accounting fees, that are expensed as part of the Acquisition. The unaudited pro forma condensed combined balance sheet reflects these costs as an increase to “Accounts payable and accrued liabilities”. These costs are expensed through “(Accumulated deficit) retained earnings” and are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 as discussed below. These transaction costs are in addition to $17,426 of transaction costs that had already been recognized in the Company's historical financial statements as of September 30,2020.

(E) Reflects adjustment to record deferred tax liabilities established on the preliminary purchase price allocation primarily related to the identifiable intangible assets acquired.

(F) Reflects elimination of Verus’ historical equity.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 are as follows:

(AA) Reflects the estimated amortization expense of $22,200 and $29,600 for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively, based on the preliminary estimates of fair value and useful lives of identifiable intangible assets described in note (B) above.

(BB) Reflects the stock-based compensation expense of $243,058 and $486,115 for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively, related to 33,915 restricted shares issued to Yurashevich in connection with the Acquisition, such restricted shares of which were determined compensatory in nature and thus reflected as post-combination expense. Such restricted shares are subject to vesting over an 18-month period. Vesting was deemed to begin on January 1, 2019, the date the Acquisition occurred for the purposes of the unaudited pro forma condensed combined statement of operations.

(CC) Reflects the accrual of additional transaction costs incurred by the Company subsequent to September 30, 2020. These costs are in addition to the $17,746 of transaction costs that had already been recognized in the Company's historical income statement for the nine months ended September 30, 2020. Additional transaction costs are reflected as if incurred on January 1, 2019, the date the Acquisition occurred for the purposes of the unaudited pro forma condensed combined statement of operations.

(DD) Represents the issuance of additional shares in connection with the Acquisition, assuming the shares were outstanding since January 1, 2019. As the Acquisition and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Acquisition have been outstanding for the entirety of all periods presented. The following table summarizes pro forma adjustments to basic and diluted common shares outstanding:

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019 (1)
Basic common shares outstanding - Fathom historical	10,721,917	9,804,988
Stock issued to Sellers as part of merger consideration	12,662	12,662
Pro forma basic common shares outstanding	10,734,579	9,817,650

Diluted common shares outstanding - Fathom historical	10,721,917
Stock issued to Sellers as part of merger consideration	12,662
Stock issued to Sellers as compensation subject to vesting (2)	33,915
Fathom stock options	11,824
Fathom unvested restricted stock awards	80,609
Fathom common stock warrants	65,728
Pro forma diluted common shares outstanding	10,926,655

(1) As Fathom had a net loss on a pro forma combined basis, outstanding Fathom stock options, unvested restricted stock and common stock warrants had no impact to diluted net loss per share as they are considered anti-dilutive. Accordingly, pro forma basic common shares outstanding has only been presented for the nine months ended September 30, 2020.

(2) Approximately 33,915 shares issued to Yurashevich are subject to vesting over a period of 18 months beginning on the Closing Date. Such shares were determined to be post-combination expense and will be recognized over the service period.